First Quarter 2015 April 30, 2015 Earnings Conference Call Supplement (Unaudited Results) Jerome A. Peribere – President & CEO Carol P. Lowe – Senior Vice President & CFO Kenneth P. Chrisman – President, Product Care Exhibit 99.2

Safe Harbor and Regulation G Statement This presentation contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 concerning our business, consolidated financial condition and results of operations. Forward-looking statements are subject to risks and uncertainties, many of which are outside our control, which could cause actual results to differ materially from these statements. Therefore, you should not rely on any of these forward-looking statements. Forward-looking statements can be identified by such words as “anticipates,” “believes,” “plan,” “assumes,” “could,” “should,” “estimates,” “expects,” “intends,” “potential,” “seek,” “predict,” “may,” “will” and similar references to future periods. All statements other than statements of historical facts included in this press release regarding our strategies, prospects, financial condition, operations, costs, plans and objectives are forward-looking statements. Examples of forward-looking statements include, among others, statements we make regarding expected future operating results, expectations regarding the results of restructuring and other programs, anticipated levels of capital expenditures and expectations of the effect on our financial condition of claims, litigation, environmental costs, contingent liabilities and governmental and regulatory investigations and proceedings. The following are important factors that we believe could cause actual results to differ materially from those in our forward-looking statements: the cash tax benefits associated with the Settlement agreement (as defined in our 2014 Annual Report on Form 10-K), global economic and political conditions, changes in our credit ratings, changes in raw material pricing and availability, changes in energy costs, competitive conditions, success of our restructuring activities, currency translation and devaluation effects, the success of our financial growth, profitability, cash generation and manufacturing strategies and our cost reduction and productivity efforts, the effects of animal and food-related health issues, pandemics, consumer preferences, environmental matters, regulatory actions and legal matters, and the other information referenced in the “Risk Factors” section appearing in our most recent Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, and as revised and updated by our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Any forward-looking statement made by us are based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise. Our management uses non-U.S. GAAP financial measures to evaluate the Company’s performance, which exclude items we consider unusual or special items. We believe the use of such financial measures and information may be useful to investors. We believe that the use of non-U.S. GAAP measures helps investors to gain a better understanding of core operating results and future prospects, consistent with how management measures and forecasts the Company's performance, especially when comparing such results to previous periods or forecasts. Please see Sealed Air’s February 10, 2015 earnings press release and 2014 Annual Report on Form 10-K filed with the SEC on February 27, 2015 for important information about the use of non-U.S. GAAP financial measures relevant to this presentation, including applicable reconciliations to U.S. GAAP financial measures. Information reconciling forward-looking non-U.S. GAAP measures to U.S. GAAP measures is not available without unreasonable effort. Website Information We routinely post important information for investors on our website, www.sealedair.com, in the "Investor Relations" section. We use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investor Relations section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

Constant currency net sales and favorable product price/mix across all divisions and all regions. Adjusted EBITDA was $284 million or 16.3% of net sales despite $22 million of unfavorable currency. Adjusted EBITDA margin increased 260 basis points compared to last year. Generated $63 million of Free Cash Flow, excluding tax refund of $235 million related to the Settlement agreement payment. Key Takeaways FIRST QUARTER 2015 Reported U.S. GAAP Measures, Continuing Operations Q1-15 Net Sales: $1.7B; Operating Profit: $184M; Net Income: $97M Q1-14 Net Sales: $1.8B; Operating Profit: $154M; Net Income: $71M FIRST QUARTER 2015 Business Highlights In March, acquired Intellibot Robotics, a U.S.-based private company that pioneered the development of robotic commercial floor cleaning machines. Announced sale of North American trays and absorbent pad business on April 1. Financial decision made to own the campus for our new global headquarters in Charlotte, North Carolina, which will be the home of our three divisional headquarters and our largest R&D center. Realigning AMAT and JANZ regions to increase local focus and create cross-selling opportunities across divisions and faster decision-making.

Latin America Reported: (5.2%) Constant Currency: 6.6% % of Sales: 10% North America Reported: 2.2% Constant Currency: 3.1% % of Sales: 42% Japan/ANZ Reported: (5.6%) Constant Currency: 4.6% % of Sales: 7% Europe Reported: (13.4%) Constant Currency: 3.0% % of Sales: 29% AMAT Reported: (0.9%) Constant Currency: 2.9% % of Sales: 12% YoY Regional Sales Performance * Constant currency refers to unit volume and price/mix performance and excludes the impact of currency translation FIRST QUARTER 2015 Q1 Net Sales: $1.75B As Reported % Change: (4.4%) YoY Constant Currency % Change: 3.5% YoY

Net Sales ($M) Q1 Net Sales & Adj. EBITDA Adjusted EBITDA ($M) Constant Currency Sales Growth: 3.5% Margin: 13.7% Margin: 16.3% Constant Currency Adj. EBITDA Growth: 22.3%

YoY Price/Mix & Volume Trends Q1 constant currency sales growth with favorable Price/Mix in every division and every region. FIRST QUARTER 2015

Product Care Constant Currency Net Sales Growth: 1.1% Q1 Net Sales ($M) Q1 Adjusted EBITDA ($M) Adj. EBITDA Margin: Q1 2015: 20.0% Q1 2014: 17.5% Q1 2015 NET SALES & ADJ. EBITDA Constant Currency Adj. EBITDA Growth: 15.5%

Diversey Care Constant Currency Net Sales Growth: 1.5% Q1 Net Sales ($M) Q1 Adjusted EBITDA ($M) Adj. EBITDA Margin: Q1 2015: 8.8% Q1 2014: 8.8% Q1 2015 NET SALES & ADJ. EBITDA Constant Currency Adj. EBITDA Growth: 6.1%

Food Care Constant Currency Net Sales Growth: 5.8% Q1 Net Sales ($M) Q1 Adjusted EBITDA ($M) Adj. EBITDA Margin: Q1 2015: 21.7% Q1 2014: 17.6% Q1 2015 NET SALES & ADJ. EBITDA Constant Currency Adj. EBITDA Growth: 29.1%

($ in millions) Free Cash Flow Before Settlement Agreement & Related Items Three Months Ended March 31 Free Cash Flow

2015 Financial Outlook Note: Updated 2015 Outlook only includes Q1 2015 Financial Results from Trays and Absorbent Pads Business. Adjusted EBITDA, Adjusted EPS, Free Cash Flow, D&A and Tax Rate guidance excludes the impact of special items.

Q&A Earnings Conference Call First Quarter 2015